Exhibit 21

GLOBAL ENERGY HOLDINGS GROUP, INC.
List of Subsidiaries

The state of incorporation or organization of each subsidiary is indicated in parentheses.

Global Energy Systems, Inc. (DE)
GES – Port Charlotte, LLC (GA)
Global Energy Systems – Ball Ground, LLC (GA)
GES Live Oak – Hickory Ridge, LLC (GA)

Xethanol Bioenergy, Inc. (DE)
Permeate Refining, Inc. (IA)
Xethanol One, LLC (DE)
Xethanol Biofuels, LLC (DE)
Ethanol Extraction Technologies, Inc. (FL)
Superior Separation Technologies, Inc. (FL)
Advanced Bioethanol Technologies, Inc. (FL)

Advanced Biomass Gasification Technologies, Inc. (FL)

Xylose Technologies, Inc. (FL)

CoastalXethanol LLC (DE)
Augusta Biofuels LLC (GA)
Southeast Biofuels, LLC (DE) - 78% interest**

NewEnglandXethanol LLC (DE)

Spring Hope Biofuels, LLC (NC)

**On January 19, 2009, the Company exchanged its 78% interest in Southeast Biofuels, LLC to Renewable Spirits, LLC in exchange for cancellation of the remaining balance of $279,000 on a note the Company had issued to Renewable Spirits, LLC.